Exhibit 99.1

Interval Leisure Group Reports Fourth Quarter and Full Year 2010 Results

MIAMI, March 8, 2011 (BUSINESS WIRE) — Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months and full year ended December 31, 2010.

FOURTH QUARTER AND FULL YEAR 2010 HIGHLIGHTS

• ILG generated fourth quarter diluted earnings per share of $0.11. Full year diluted earnings per share were $0.73.

• Year over year, 2010 consolidated EBITDA increased 2.2%.

• Average revenue per Interval Network member increased 3.3% for the full year.

• Fourth quarter management fee and rental revenue increased by 29.6%, Full year management fee and rental revenue increased by 6.0%.

• Free cash flow was $75.0 million for 2010.

“2010 was a year of transition for Interval Leisure Group.  The Company’s fourth quarter and fiscal year 2010 financial results highlight the fundamental strength of our business model in the face of an industry that is experiencing rapid change,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “In 2010 we focused on driving efficiency and improving operating metrics across our business segments.  As we look to 2011, we will be celebrating 35 years of Interval International’s reputation for excellence and innovation in the vacation ownership exchange industry.  As such, we will continue this legacy of long-term sustainable growth through investment in both of our segments.”

Financial Summary & Operating Metrics (in millions except per share amounts and percentages)

	Three Months Ended December 31,		Quarter Over Quarter	Year Ended December 31,		Year Over Year
Metrics	2010	2009	Change	2010	2009	Change
Revenue**	$93.5	$93.7	(0.2)%	$409.4	$405.0	1.1%
Membership and Exchange revenue	$76.9	$78.5	(2.0)%	$345.2	$346.0	(0.2)%
Management and Rental revenue	$16.7	$15.3	9.0%	$64.2	$59.0	8.8%
Gross profit	$62.1	$62.6	(0.8)%	$281.1	$277.6	1.3%
Net income attributable to common stockholders	$6.4	$4.6	37.9%	$42.4	$38.2	11.0%
Diluted EPS	$0.11	$0.08	37.5%	$0.73	$0.67	9.0%
EBITDA*	$30.0	$30.1	(0.4)%	$151.5	$148.2	2.2%

Balance sheet data	December 31, 2010	December 31, 2009
Cash and cash equivalents	$180.5	$160.0
Debt	$357.6	$395.3

	Year Ended December 31,
Cash flow data	2010	2009
Net cash provided by operating activities	$91.4	$87.3
Free cash flow*	$75.0	$72.2

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

** Revenue amounts for the segments may not add to the total revenue amount because of rounding.

Discussion of Results - Fourth Quarter 2010 Consolidated Operating Results

Consolidated revenue for the quarter ended December 31, 2010 was $93.5 million, relatively flat compared to the fourth quarter of 2009.

Net income attributable to common stockholders for the three months ended December 31, 2010 was $6.4 million, an increase of $1.8 million from $4.6 million for the same period of 2009. Net income growth for the 2010 period reflects decreases in operating expenses of $0.9 million and interest expense of $0.2 million and an increase in other income related to greater net gains on foreign currency exchange of $0.7 million. Net income for the 2009 period included a $1.8 million after-tax accrual related to European Value Added Tax (VAT).  Diluted earnings per share (EPS) were $0.11 compared to diluted EPS of $0.08 for the same period of 2009.  Excluding a $0.5 million restructuring expense related to the closing of a call center in Spain, fully diluted EPS would have been $0.12 for the fourth quarter 2010.

EBITDA was $30.0 million for the quarter ended December 31, 2010, compared to $30.1 million for the same period of 2009.

Discussion of Results - Full Year 2010 Consolidated Operating Results

Consolidated revenue for the full year ended December 31, 2010 was $409.4 million, an increase of 1.1% from $405.0 million for 2009.

Net income attributable to common stockholders for the year ended December 31, 2010 was $42.4 million or $0.73 of diluted EPS, compared to $38.2 million or $0.67 for the same period of 2009.  Fully diluted EPS for the full year would have been $0.74, excluding the $0.5 million restructuring expense related to the closing of a call center in Spain.  The improvement in net income and EPS in 2010 is primarily related to an increase in gross profit of $3.6 million, coupled with a decrease in interest expense of $1.5 million and a decrease in other expense of $1.0 million related to lower net losses on foreign currency exchange, offset partially by an increase in general and administrative expense.  Net income in 2009 included a $1.8 million after-tax accrual for European VAT.

Business Segment Results

The Company has renamed the Interval and Aston segments in order to better describe the underlying business operations in the segments.  Going forward, the Interval segment will be called “Membership and Exchange” and the Aston segment will be called “Management and Rental.”

Membership and Exchange

The Membership and Exchange segment is predominantly comprised of Interval International (Interval) which provides membership and leisure/vacation services to the individual members of its exchange networks and affinity groups, as well as related services to developers of vacation ownership resorts.  As of December 31, 2010, the Interval Network includes approximately 2,600 resorts located in more than 75 countries.

Membership and Exchange segment revenue for the three months and full year ended December 31, 2010, was $76.9 million and $345.2 million, respectively. For the full year 2010, Interval Network membership fee and transaction revenue were $129.8 million and $191.0 million, respectively, representing a decrease of 1.7% and an increase of 0.6%, respectively, over the prior year.  Year-over-year, average revenue per member increased slightly to $40.45, or 0.6%, in the fourth quarter and increased to $181.36, or 3.3%, for the full year, primarily reflecting increased pricing and a shift in membership mix.

At December 31, 2010, the Membership and Exchange segment had approximately two million members enrolled in its various membership programs, including the Interval Network, Trading Places International (TPI), and other private label programs.  The Interval Network had total active members of approximately 1.8 million, a decrease of 1.8% over total active members in the Interval Network at December 31, 2009.

Membership and Exchange EBITDA was $28.3 million and $145.8 million in the fourth quarter and full year 2010, respectively, representing a decrease of 4.0% and an increase of 1.7% over the segment’s EBITDA of $29.5 million and $143.3 million in the fourth quarter and full year 2009, respectively.

Throughout 2010, Interval renewed strategic agreements with key clients and affiliated 65 new vacation ownership resorts in domestic and international markets. In 2010, nearly two-thirds of all new affiliations were located in non-US locations.

Management and Rental

The Management and Rental segment consists primarily of Aston Hotels & Resorts, LLC and Maui Condo and Home, LLC (Aston) and the management and rental business of TPI. Aston provides hotel and resort management services to 26 resorts and hotels, primarily in Hawaii, as well as other more limited management services to certain additional properties.  Following our acquisition of TPI in November 2010, we provide management services at an additional 20 timeshare resorts.

Management and Rental segment revenue for the three months and full year ended December 31, 2010, was $16.7 million and $64.2 million, respectively, including $6.3 million and $22.7 million of management fee and rental revenue (defined below).

Year-over-year, management fee and rental revenue grew by 29.6% for the fourth quarter and 6.0% for the full year ended December 31, 2010. The improvement was primarily driven by an increase in revenue per available room (“RevPAR”) at Aston and the acquisition of TPI. RevPAR for the quarter ended December 31, 2010 was $99.79 compared to $82.48 for the same period in 2009. RevPAR for the year ended December 31, 2010 was $95.79 compared to $91.47 in 2009, resulting from both a higher average daily rate and improved occupancy rates in the fourth quarter and primarily due to higher occupancy rates for the full year ended December 31, 2010.

Management and Rental segment EBITDA was $1.7 million in the fourth quarter of 2010, nearly three times the EBITDA of $0.6 million in the prior year period. Management and Rental segment EBITDA for the full year 2010 was $5.8 million, compared to EBITDA of $5.0 million for the same period in 2009.

Capital Resources and Liquidity

As of December 31, 2010, ILG’s cash and cash equivalents totaled $180.5 million, compared to $160.0 million as of December 31, 2009. As of December 31, 2010, the Company’s total debt outstanding was $357.6 million, net of unamortized discount, compared to $395.3 million as of December 31, 2009.

For the full year 2010, ILG’s capital expenditures totaled $16.4 million, or 4.0% of revenue. Net cash provided by operating activities was $91.4 million and free cash flow was $75.0 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies, however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the fourth quarter and full year 2010, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 800-8652 (toll-free domestic) or (617) 614-2705 (international); conference ID: 88312830. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); conference ID: 51993648. The webcast will be archived on ILG’s website for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. ILG is headquartered in Miami, Florida, and has more than 2,800 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel- and leisure-related products and services to approximately 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, is celebrating 35 years as a leader in vacation ownership exchange. With offices in 14 countries, it operates the Interval Network of about 2,600 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as vacation rental services, to travelers and property owners at over 45 locations in North America.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenue	$93,512	$93,734	$409,440	$404,986
Cost of sales	31,426	31,122	128,304	127,406
Gross profit	62,086	62,612	281,136	277,580
Selling and marketing expense	11,566	12,702	50,755	52,029
General and administrative expense	22,957	23,552	88,980	87,893
Amortization expense of intangibles	6,662	6,499	26,387	25,961
Depreciation expense	2,844	2,493	10,537	9,851
Operating income	18,057	17,366	104,477	101,846
Other income (expense):
Interest income	125	172	448	952
Interest expense	(8,751)	(8,987)	(35,782)	(37,281)
Other income (expense), net	724	19	(271)	(1,250)
Total other expense, net	(7,902)	(8,796)	(35,605)	(37,579)
Earnings before income taxes and noncontrolling interest	10,155	8,570	68,872	64,267
Income tax provision	(3,762)	(3,937)	(26,457)	(26,058)
Net income	6,393	4,633	42,415	38,209
Net loss attributable to noncontrolling interest	—	3	3	4
Net income attributable to common stockholders	$6,393	$4,636	$42,418	$38,213

Earnings per share attributable to common stockholders:
Basic	$0.11	$0.08	$0.75	$0.68
Diluted	$0.11	$0.08	$0.73	$0.67
Weighted average number of common stock outstanding:
Basic	57,086	56,530	56,898	56,411
Diluted	58,131	57,402	57,756	57,015

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of December 31,
	2010	2009

ASSETS
Cash and cash equivalents	$180,502	$160,014
Deferred membership costs	13,874	14,433
Prepaid income taxes	8,539	5,221
Other current assets	71,284	67,080
Total current assets	274,199	246,748
Goodwill and intangible assets, net	608,497	619,191
Deferred membership costs	19,599	21,411
Other non-current assets	80,753	71,231
TOTAL ASSETS	$983,048	$958,581

LIABILITIES AND EQUITY LIABILITIES:
Accounts payable, trade	$11,302	$11,672
Deferred revenue	94,651	96,541
Other current liabilities	73,165	66,074
Total current liabilities	179,118	174,287
Long-term debt, net of current portion	357,576	395,290
Deferred revenue	124,928	134,236
Other long-term liabilities	96,272	77,970
Redeemable noncontrolling interest	419	422
TOTAL STOCKHOLDERS’ EQUITY	224,735	176,376
TOTAL LIABILITIES AND EQUITY	$983,048	$958,581

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2010	2009

Cash flows from operating activities:
Net income	$42,415	$38,209
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	26,387	25,961
Amortization of debt issuance costs	2,389	2,745
Depreciation expense	10,537	9,851
Accretion of original issue discount	2,286	2,048
Non-cash compensation expense	10,115	10,573
Deferred income taxes	7,677	22,819
Excess tax benefits from stock-based awards	(966)	—
Changes in assets and liabilities	(9,437)	(24,858)
Net cash provided by operating activities	91,403	87,348
Cash flows from investing activities:
Acquisitions, net of cash acquired	(12,942)	—
Changes in restricted cash	954	1,386
Capital expenditures	(16,443)	(15,162)
Net cash used in investing activities	(28,431)	(13,776)
Cash flows from financing activities:
Principal payments on term loan	(40,000)	(34,000)
Other, net	(1,222)	(685)
Net cash used in financing activities	(41,222)	(34,685)
Effect of exchange rate changes on cash and cash equivalents	(1,262)	850
Net increase in cash and cash equivalents	20,488	39,737
Cash and cash equivalents at beginning of period	160,014	120,277
Cash and cash equivalents at end of period	$180,502	$160,014

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$30,593	$33,869
Income taxes, net of refunds	$21,969	$23,834

OPERATING STATISTICS

	Three Months Ended December 31,			Year Ended December 31,
	2010	% Change	2009	2010	% Change	2009
Membership and Exchange
Total active members at end of period (000’s)	1,803	(1.8)%	1,836	1,803	(1.8)%	1,836
Average revenue per member	$40.45	0.6%	$40.22	$181.36	3.3%	$175.56

Management and Rental
Available room nights (000’s)	392	(5.4)%	414	1,613	2.0%	1,580
RevPAR	$99.79	21.0%	$82.48	$95.79	4.7%	$91.47

ADDITIONAL DATA

	Three Months Ended December 31,			Year Ended December 31,
	2010	% Change	2009	2010	% Change	2009
	(Dollars in thousands)			(Dollars in thousands)
Membership and Exchange
Transaction revenue	$38,611	(3.4)%	$39,976	$190,954	0.6%	$189,777
Membership fee revenue	32,530	(1.1)%	32,907	129,818	(1.7)%	132,076
Ancillary member revenue	1,974	13.9%	1,733	8,709	3.3%	8,430
Total member revenue	73,115	(2.0)%	74,616	329,481	(0.2)%	330,283
Other revenue	3,741	(2.6)%	3,842	15,747	0.4%	15,684
Total revenue	$76,856	(2.0)%	$78,458	$345,228	(0.2)%	$345,967

Management and Rental
Management fee and rental revenue	$6,305	29.6%	$4,864	$22,694	6.0%	$21,417
Pass-through revenue	10,351	(0.6)%	10,412	41,518	10.4%	37,602
Total revenue	$16,656	9.0%	$15,276	$64,212	8.8%	$59,019
Management and Rental gross margin	23.2%	46.1%	15.9%	21.3%	1.9%	20.9%
Management and Rental gross margin without Pass-through Revenue	61.4%	22.9%	50.0%	60.1%	4.6%	57.5%

RECONCILIATIONS OF NON-GAAP MEASURES

	Year Ended December 31,
	2010	% Change	2009
	(Dollars in thousands)

Net cash provided by operating activities	$91,403	4.6%	$87,348
Less: Capital expenditures	(16,443)	8.4%	(15,162)
Free cash flow	$74,960	3.8%	$72,186

	Three Months Ended December 31,
	2010			2009
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$28,349	$1,691	$30,040	$29,541	$605	$30,146
Amortization expense of intangibles	5,312	1,350	6,662	5,263	1,236	6,499
Depreciation expense	2,621	223	2,844	2,302	191	2,493
Non-cash compensation expense	2,274	203	2,477	3,431	357	3,788
Operating income (loss)	$18,142	$(85)	18,057	$18,545	$(1,179)	17,366
Interest income			125			172
Interest expense			(8,751)			(8,987)
Other non-operating income, net			724			19
Income tax provision			(3,762)			(3,937)
Net income			6,393			4,633
Net loss attributable to noncontrolling interest			—			3
Net income attributable to common stockholders			$6,393			$4,636

	Year Ended December 31,
	2010			2009
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$145,753	$5,763	$151,516	$143,281	$4,950	$148,231
Amortization expense of intangibles	21,083	5,304	26,387	21,017	4,944	25,961
Depreciation expense	9,690	847	10,537	9,057	794	9,851
Non-cash compensation expense	9,346	769	10,115	9,811	762	10,573
Operating income (loss)	$105,634	$(1,157)	104,477	$103,396	$(1,550)	101,846
Interest income			448			952
Interest expense			(35,782)			(37,281)
Other non-operating expense, net			(271)			(1,250)
Income tax provision			(26,457)			(26,058)
Net income			42,415			38,209
Net loss attributable to noncontrolling interest			3			4
Net income attributable to common stockholders			$42,418			$38,213

Glossary of Terms

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

Constant Currency - Represents current period results of operations determined by translating our functional currency results to U.S. dollars (our reporting currency) using the actual blended rate of translation from the comparable prior period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com